EXHIBIT 1.1

[*] UNITS

ELATE GROUP, INC.

UNDERWRITING AGREEMENT

[Pricing Date], 2022

Aegis Capital Corp.
810 7th Avenue,
18th Floor
New York, NY 10019

Ladies and Gentlemen:

The undersigned, Elate Group, Inc., a Delaware corporation (together with its Subsidiary, the “Company”), hereby confirms its agreement (this “Agreement”) with Aegis Capital Corp. (the “Underwriter”) on the terms and conditions set forth herein. The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering”.

The Company has granted the Underwriter an option to purchase additional Securities to cover over-allotments in connection with this Offering as described in Section 2.02 below. It is further understood that you will act as the Underwriter in the Offering and sale of the Closing Units and the Option Securities, if any, in accordance with this Agreement.

ARTICLE I
DEFINITIONS

Section 1.01Definitions.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means 8:00 p.m. Eastern time, on the date of this Agreement.

“Board of Directors” means the board of directors of the Company.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business Day” means a day on which the Nasdaq is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

“Closing” means the closing of the purchase and sale of the Closing Units pursuant to Section 2.01.

“Closing Common Unit” shall have the meaning set forth Section 2.01(a).

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriter’s obligations to pay the aggregate purchase price net of the underwriting discounts and commissions and (ii) the Company’s obligations to deliver the Closing Units, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof (or the third (3rd) Business Day following the Effective Date if this Agreement is signed after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Underwriter and the Company.

“Closing Pre-funded Unit” shall have the meaning set forth Section 2.01(a).

“Closing Pre-funded Warrants” shall have the meaning set forth Section 2.01(a).

“Closing Shares” shall have the meaning set forth Section 2.01(a).

“Closing Units” shall have the meaning set forth in Section 2.01(a).

“Closing Warrants” shall have the meaning set forth Section 2.01(a) and the terms described in the Registration Statement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Company Counsel” means Buchalter, APC, with offices located at 1000 Wilshire Blvd, Ste 1500, Los Angeles, CA 90017.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Effective Date” means the date hereof.

“Exempt Issuances” means the issuance of (a) Common Stock or options to employees, service providers, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company (including, for the avoidance of doubt, any such plan that may be adopted following the Execution Date), (b) securities issued or issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of (or issuable under) this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within one hundred and twenty (120) days following the Closing Date, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) the issuance of Common Stock and securities exercisable or exchangeable for or convertible into Common Stock to Affiliates and Subsidiaries of the Company, however, that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within one hundred and twenty (120) days following the Closing Date, and any sales by parties to the lock-ups shall be subject to the lock-up agreements.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Option Closing Date” shall have the meaning set forth in Section 2.02(b).

“Option Shares” shall have the meaning set forth in Section 2.02(a).

“Option Securities” shall have the meaning set forth in Section 2.02(a).

“Option Warrants” shall have the meaning set forth in Section 2.02(a).

“Over-Allotment Option” shall have the meaning set forth in Section 2.02(a).

“Pre-funded Warrant” shall have the meaning set forth Section 2.01(a).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement at the time at which the Commission declared the Registration Statement effective.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

“Public Offering Price” shall have the meaning set forth in Section 2.01(a).

“Public Securities” shall have the meaning set forth in Section 2.02(a).

“Registration Statement” means (a) the registration statement on Form S-1 (File No. 333-264073), including a prospectus, registering the offer and sale of the Securities under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities” shall have the meaning set forth in Section 2.02(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall mean the Closing Shares and the Option Shares, as applicable.

“Subsidiary” means Elate Moving, LLC, a Delaware limited liability company.

“Testing-the-Waters Communication” means any oral or Written Communication with potential investors undertaken in reliance on Section 5(d) of under the Securities Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).

“Warrants” shall mean the Closing Warrants and Option Warrants, as applicable.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

“Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a Written Communication.

ARTICLE II
PURCHASE AND SALE

Section 2.01Closing.

(a)Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Underwriter, in the aggregate, [●] units (each, a “Closing Unit”), with each Closing Unit consisting of either: (A) one share of Common Stock (collectively, the “Closing Shares”) and two warrants, each warrant to purchase one share of Common Stock at an exercise price of $[●] (representing 100% of the Closing Unit offering price (the “Public Offering Price”)) per whole share (the “Closing Warrants”) (each, a “Closing Common Unit”); or (B) one pre-funded warrant (each, a “Pre-funded Warrant”) to purchase one share of Common Stock at an exercise price of $0.001 until such time as the Pre-funded Warrant is exercised in full subject to adjustment as provided in the Pre-funded Warrant and two Closing Warrants (the “Closing Pre-funded Warrants”). (each, a “Closing Pre-funded Unit”). No Closing Units will be certificated, and the Closing Shares and the Closing Warrants comprising the Closing Units will be separated immediately upon issuance. No Closing Pre-funded Units will be certificated, and the Closing Pre-funded Warrants and the Closing Warrants comprising the Closing Pre-funded Units will be separated immediately upon issuance.

(b)The Underwriter agrees to purchase from the Company the number of Closing Units, as set forth opposite its name on Schedule 1 attached hereto and made a part hereof. The purchase price of $[●] per Closing Common Unit (representing 93% of the Public Offering Price), which purchase price will be allocated as $[●] per Closing Share and $0.01 per Closing Warrant, and the purchase price per Closing Pre-funded Unit (representing 93.0% of the Public Offering Price minus $0.001) shall be $[●], which purchase price will be allocated as $[●] per Closing Pre-funded Warrant and $[●] per Closing Warrant. The Closing Common Units are to be offered to the public at the Public Offering Price and the Closing Pre-funded Units are to be offered to the public at the Public Offering Price less $0.001 (being the per share exercise price of a Pre-funded Warrant).

(c)Payment for the Closing Units shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Closing Units (or, through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Closing Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing prior to the Closing Date. The Company shall not be obligated to sell or deliver the Closing Units except upon tender of payment by the Underwriter for all of the Closing Units.

Section 2.02Over-Allotment Option.

(a)For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Units, the Underwriter is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to [●] additional shares of Common Stock and/or Pre-funded Warrants, representing 15% of the Closing Shares and/or Pre-funded Warrants sold in the offering from the Company ( (the “Option Share”) and/or up to [●] additional warrants representing 15.0% of the Closing Warrants sold in the offering from the Company  at an exercise price of $[●] per whole share

(the “Option Warrant”)). The purchase price to be paid per Option Share shall be equal to the price per Closing Unit set forth in Section 2.1(b) hereof and the purchase price to be paid per Option Warrant shall be equal to $0.01 per Option Warrant. The Over-allotment Option is, at the Underwriter’s sole discretion, for Option Shares and Option Warrants together, solely Option Shares, or solely Option Warrants (each, an “Option Security” and collectively, the “Option Securities”). The Closing Units and the Option Securities are collectively referred to as the “Securities.” The Securities and the shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”), are collectively referred to as the “Public Securities.” The Public Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Warrants shall be issued pursuant to, and shall have the rights and privileges set forth in, a warrant agent agreement, dated on or before the Closing Date, between the Company and [●]1 as warrant agent.

(b)The Over-allotment Option granted pursuant to Section 2.2(a) hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Effective Date. The Underwriter shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Underwriter, setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be later than one (1) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter Counsel or at such other place (including remotely by facsimile, email or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Option Securities specified in such notice and (ii) the Underwriter shall purchase the total number of Option Securities then being purchased.

(c)Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriter. The applicable number of Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriter for applicable Option Securities. An Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Closing Units and the applicable Option Securities.

Section 2.03Deliveries. The Company shall deliver or cause to be delivered to the Underwriter (if applicable) the following:

(a)At the Closing Date, the Closing  and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the Underwriter;

(b)On the Closing Date a legal opinion of Company Counsel addressed to the Underwriter, in customary form and substance reasonably satisfactory to the Underwriter;

1 Insert Warrant Agent

(c)On the Effective Date, a cold comfort letter, dated as of the Effective Date, addressed to the Underwriter and in customary form and substance reasonably satisfactory to the Underwriter from the Company auditor, Macias, Gini & O’Connell LLP, and a customary bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(d)On the Closing Date, the duly executed and delivered Officers’ Certificate, in customary form and substance reasonably satisfactory to the Underwriter;

(e)On the Closing Date, the duly executed and delivered Secretary’s Certificate, in customary form and substance reasonably satisfactory to the Underwriter;

(f)On or before the Effective Date, the duly executed and delivered Lock-Up Agreements from each of the Company’s officers and directors;

(g)Buchalter, a Professional Corporation, counsel to the Company, shall have furnished to the Underwriter, at the request of the Company, its (i) written opinion, addressed to the Underwriter and dated the Closing Date or any Option Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date or any Optional Closing Date, as the case may be, in each case, substantially in the form attached hereto as Exhibit E.

(h)On the Closing Date, duly executed and delivered copies of the warrant agent agreement regarding the Warrants (the “Warrant Agent Agreement”) dated as of the date of this Agreement and by and between the Company and [________], as Warrant Agent, substantially in the form attached hereto as Exhibit F.

(i) On or prior to the Closing Date or any Option Closing Date, as the case may be, the Underwriter and its counsel shall have received such information, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement

Section 2.04Closing Conditions. The respective obligations of the Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a)the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(b)all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed in all material respects;

(c)the delivery by the Company of the items set forth in Section 2.03 of this Agreement;

(d)the Registration Statement shall be effective on the date of this Agreement and, at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the

Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter; and

(e)the Closing Shares, the Option Shares and the Underlying Shares have been approved for listing on the Trading Market.

If any condition specified in this Section 2.04 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriter hereunder may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date or any Option Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Article V and Section 8.02 hereof and except that the provisions of Article VI and Article VII hereof shall at all times be effective and shall survive any such termination.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Underwriter that:

(a)Registration Statement.

(i)The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act and the Company has not as of the date of this Agreement filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii)The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication (collectively, the “Underwriter Information”).

(iii)Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

(b)Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Option Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c)Final Prospectus.

(i)Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii)Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Option Closing Date, as the case may be, will comply in all material respects with the Securities Act.

(d)Preliminary Prospectuses.

(i)Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii)Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, complied in all material respects with the Securities Act.

(e)Issuer Free Writing Prospectuses.

(i)Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii)Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

(iii)The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the

Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares.

(iv)Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Underwriter, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

(f)Testing-the-Waters Communications.

(i)The Company has not (x) alone engaged in any Testing-the-Waters Communication  and (y) authorized anyone to engage in Testing-the-Waters Communications.

(g)No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus, the Company (including its agents  other than the Underwriter, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(h)Ineligible Issuer. At the time of filing of the registration statement on Form S-1 (File No. 333-264073) registering the offer and sale of the Shares submitted to the Commission on [●], 2022 and any amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(i)Emerging Growth Company. From the time of the initial confidential submission of the registration statement relating to the Shares to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(j)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Underwriter’s Warrant Agreement, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k)Underwriting Agreement. This Agreement and the Underwriter’s Warrant Agreement have been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(l)No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) there has been no change in the capital stock (other than (A) the issuance of shares of Class A Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted share units or warrants described as outstanding, (B) the grant of options and awards under existing equity incentive plans, or (C) the repurchase of shares of Class A Common Stock by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as one entity; and (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as one entity; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m)Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(n)Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization”. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares and the Underwriter’s Securities have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and the Underwriter’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and the Underwriter’s Securities has been duly and validly taken. When paid for and issued in accordance with the Underwriter’s Warrant Agreement, the underlying shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the underlying shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrant Agreement has been duly and validly taken. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure

Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of capital stock of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of capital stock of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-803 of the Delaware Limited Liability Company Act) and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”).

(o)Stock Plans. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized  by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) in the financial statements (including the related notes) of the Company.

(p)No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Closing Units or the Option Securities, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of stockholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

(r)No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Closing Units and the Option Securities; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Closing Units and the Option Securities by the Underwriter.

(s)Independent Accountants. Macias Gini & O’Connell LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(t)Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(u)Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

(v)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w)Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(x)Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that could, individually or in the aggregate, have a Material Adverse Effect.

(y)Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses; (ii) other than as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as could not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(z)Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) could not, individually or in the aggregate, have a Material Adverse Effect.

(aa)Title to Property. Neither the Company nor any of its subsidiaries own any real property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 1(y)) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(bb)Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 1(t) are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

(cc)Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Closing Units and the Option Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

(dd)Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such deductibles and covering such losses and risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(ee)No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Class A Common Stock on the Nasdaq Capital Market (the “Exchange”) in accordance with Regulation M under the Exchange Act (“Regulation M”).

(ff)Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(gg)Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, the Company’s internal control over financial reporting is effective and the Company is not aware of any other material weaknesses in its internal control over financial reporting (whether or not remediated). Since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(hh)Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ii)Margin Rules. Neither the issuance, sale and delivery of the Closing Units and the Option Securities nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj)Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. And, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed; (y) none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

As used herein, the term “Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(kk)ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 and 430 of the Code (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies.

(ll)Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(mm)No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(qq)Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries of the Company listed in Schedule III hereto are the only “significant subsidiaries” (as defined under Rule 1.02(w) of Regulation S-X under the Securities Act) of the Company (the “Significant Subsidiaries”).

(rr)No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Closing Units or the Option Securities.

(tt)Exchange Listing. Subject to notice of issuance, the Shares and Warrants have been approved for listing on the Exchange. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

Section 3.02Representations and Warranties of the Underwriter. The Underwriter represents and warrants to, and agrees with, the Company:

(a)No Testing-the-Waters Communications. The Underwriter has not (i) alone engaged in any Testing-the-Waters Communication  and (ii) authorized anyone to engage in Testing-the-Waters Communications. The Underwriter has not distributed, or authorized anyone else to distribute, any Written Testing-the-Waters Communications.

ARTICLE IV
COVENANTS

Section 4.01Covenants of the Company. The Company hereby covenants and agrees with each Underwriter as follows:

(a)Filings with the Commission. The Company will:

(i)prepare and file the Final Prospectus (in a form approved by the Underwriter and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii)file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii)file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b)Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing:

(i)when the Registration Statement has become effective;

(ii)when the Final Prospectus has been filed with the Commission;

(iii)when any amendment to the Registration Statement has been filed or becomes effective;

(iv)when any Rule 462(b) Registration Statement has been filed with the Commission;

(v)when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Final Prospectus has been filed or distributed;

(vi)of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication;

(vii)of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act;

(viii)of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any such Written Testing-the-Waters Communication is delivered to a purchaser, not misleading;

(ix)of the issuance by any governmental or regulatory authority or any order preventing or suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication or the initiation or threatening for that purpose; and

(x)of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or Warrants for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(c)Reserved.

(d)Ongoing Compliance.

(i)If during the Prospectus Delivery Period:

(A)any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4.01(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final

Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

(B)it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

(ii)if at any time prior to the Closing Date or any Option Closing Date, as the case may be:

(A)any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

(B)it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

(e)Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Underwriter objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(f)Delivery of Copies. The Company will, upon request of the Underwriter, deliver, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request.

(g)Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(h)Blue Sky Compliance. The Company will use its best efforts, with the Underwriter’s cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares and the Underwriter’s Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will use its reasonable best efforts, with the Underwriter’s cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares and the Underwriter’s Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriter to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(j)Use of Proceeds. The Company shall apply the net proceeds from the sale of the Closing Units and the Option Securities in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(k)Clear Market.

(i)For a period of eighteen (18) months after the date of the Final Prospectus (the “Lock-Up Period”), the Company will not (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter.

(ii)The restrictions contained in Section 4.01(k)(i) hereof shall not apply to: (A) the Shares, (B) any shares of Class A Common Stock issued under Company Stock Plans or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (C) any options and other awards granted under a Company Stock Plan as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (D) the amendment of a Company Stock Plan as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (F) shares of Class A Common Stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of shares of Class A Common Stock issued pursuant to clause (E) shall not exceed five percent (5%) of the total number of outstanding shares of Class A Common Stock immediately following the issuance and sale of the Closing Units pursuant hereto and (y) the recipient of any such shares of Class A Common Stock or other securities issued or granted pursuant to clauses (B), (C) and (F) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(iii)If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l)No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Class A Common Stock on the Exchange in accordance with Regulation M.

(m)Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Closing Units or the Option Securities in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(n)Transfer Agent. For the period of two years from the date of this Agreement, the Company shall engage and maintain, at its expense, a registrar and transfer agent for the Class A Common Stock.

(o)Reports. For the period of eighteen (18) months from the date of this Agreement, the Company will furnish to the Underwriter, as soon as practicable, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on EDGAR.

(p)[Intentionally Omitted.]

Section 4.02Covenants of the Underwriter. The Underwriter hereby covenants and agrees with the Company as follows:

(a)Underwriter Free Writing Prospectus. The Underwriter has not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule II hereto or prepared pursuant to Section 3.01(e)(iv) or Section 4.01(e) hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(b)Section 8A Proceedings. The Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period.

ARTICLE V
EXPENSES

Section 5.01Payment of Expenses.

(a)Company Expenses. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement including, but not limited to: (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all filing fees and expenses associated with the review of the offering of the Units by FINRA; (c) all fees and expenses relating to the listing of the Securities on the Exchange (to the extent relevant) and on such other stock exchanges as the Company determines; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration or qualification of the Securities as the Underwriter may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents, the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication and all amendments, supplements and exhibits thereto as the Underwriter may reasonably deem necessary; (h) the costs and expenses of the public relations firm referred to in the engagement letter between the Company and the Underwriter; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the shares of Class A Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (l) the fees and expenses of the Company’s accountants; (m) the “road show” expenses and the reasonable fees and expenses of the Company’s legal counsel and other agents and representatives and fees and expenses of the Underwriter’s counsel. The total amount payable pursuant to (d) and (m) to the Underwriter shall not to exceed $100,000. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriter. Except as provided for in this Agreement, the Underwriter shall bear the costs and expenses incurred by them in connection with the sale of the Securities and the transactions contemplated thereby.

(b)Non-accountable Expenses. On the Closing Date, the Company shall pay to the Underwriter, by deduction from the net proceeds of the Offering a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Closing

Units), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriter pursuant to Section 5.01(e) hereof.

(c)Underwriter Expenses. Except to the extent otherwise provided in this Section 5.01 or Section 6.01 hereof, the Underwriter will pay all of their own costs and expenses, including the fees and expenses of their counsel, any stock transfer taxes on resale of any of the Securities held by them, and any advertising expenses connected with any offers they may make.

(d)As additional compensation for the Underwriter’s services, the Company shall issue to the Underwriter or its designees at the closing of the Offering warrants (the “Underwriter’s Warrant”) to purchase that number of shares of the Company’s Class A Common Stock equal to 5.0% of the aggregate number of Class A Common Stock and/or Pre-funded Warrants sold in the Offering (excluding any exercise of the Closing Warrants or the Underwriter’s Over-Allotment Option). The Underwriter’s Warrant will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months from the commencement of sales of the public offering and ending four years and six months thereafter, at a price per share equal to 125.0% of the offering price per share of Class A Common Stock at the Offering.  The Underwriter’s Warrant and the shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant and the underlying shares during the 180-day period after the commencement of sales of the public offering and by its acceptance thereof shall agree that it and its respective designees, if any, will not, sell, transfer, assign, pledge or hypothecate the Underwriter’s Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the commencement of sales of the public offering to anyone other than (A) the Underwriter or a selected dealer in connection with the Offering, or (B) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Underwriter’s Warrant Agreement shall be made on the Closing Date and the Underwriter’s Warrant shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(e)Company Reimbursement. The provisions of this Section 5.01 shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

ARTICLE VI
INDEMNIFICATION

Section 6.01Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 6.01 shall be in addition to any liabilities that the Company may otherwise have.

Section 6.02Indemnification of the Company by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 6.01 hereof; provided, however, that the Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to the Underwriter. The indemnity agreement set forth in this Section 6.04 shall be in addition to any liabilities that the Underwriter may otherwise have.

Section 6.03Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 0, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 0 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 0. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the

Underwriter; and (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company.

Section 6.04Settlements. The Indemnifying Person under this Article VI shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Article VI, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 45 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

Section 6.05 Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

ARTICLE VII
CONTRIBUTION

Section 7.01Contribution. To the extent the indemnification provided for in Article VI hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Article VI hereof, all reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Article VI hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Article VII; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Article VI hereof for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Article VII was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Article VII.

Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter in connection with the Shares distributed by it exceeds the amount of any damages the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Article VII, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Article VI and Article VII hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

ARTICLE VIII
TERMINATION

Section 8.01Termination. Prior to the delivery of and payment for any Securities on the Closing Date or any Option Closing Date, as the case may be, this Agreement may be terminated by the Underwriter in the absolute discretion of the Underwriter by notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on any of the New York Stock Exchange, the Nasdaq Global Market or the over-the-counter market shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or any Option Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Article VIII shall be without liability on the part of: (x) the Company to the Underwriter, except that the Company shall continue to be liable for the payment of expenses under Section 5.01; (y) the Underwriter to the Company; or (z) any party hereto to any other party except that the provisions of Article VI, Article VII and this Article VIII hereof shall at all times be effective and shall survive any such termination. In the event this Agreement is terminated pursuant to this Section 8.01, the Underwriter shall be entitled to 7% of the gross proceeds with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors introduced to the Company by the Underwriter during the one-year period beginning February 4, 2022, if such Tail Financing is consummated at any time within the six (6) month period following of the termination of this Agreement.

Section 8.02Reimbursement of the Underwriter’s Expenses. If  the Company fails to deliver the Securities to the Underwriter for any reason at the Closing Date or any Option Closing Date, as the case may be, in accordance with this Agreement, then the Company agrees to reimburse the Underwriter for all reasonable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel to the Underwriter) incurred by the Underwriter in connection with this Agreement and the applicable offering contemplated hereby not to exceed $100,000.

Section 8.03Underwriter Default.

(a)If, on the Closing Date or any Option Closing Date, as the case may be, the Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, then the Company shall be entitled to a five (5) day period within which to arrange for other persons satisfactory to the Company to purchase such Units on such terms. If, pursuant to the preceding sentence, other persons become obligated or agree to purchase such Units, the Company may postpone the Closing Date or any Option Closing Date, as the case may be, for up to ten (10) business days in order to effect any changes that in the opinion of counsel for the Company may be necessary in the Registration Statement, Pricing Disclosure Package, the Final Prospectus or in any other document or arrangement.

(b)Nothing contained herein shall relieve the Underwriter of any liability it may have to the Company for damages caused by its default.

ARTICLE IX
MISCELLANEOUS

Section 9.01Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile (with confirmation of transmission) or email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 0):

If to the Underwriter:	Aegis Capital Corp.
810 7th Avenue
18th Floor
New York, NY 10019
	Email:	reide@aegiscap.com
	Attention:	Robert Eide

with a copy to:	Kaufman & Canoles, P.C.
Two James Center
1021 East Cary Street, Suite 1400
Richmond, Va. 23219
	Email:	awbasch@kaufcan.com
jbwilliston@kaufcan.com
	Attention:	Anthony W. Basch
J. Britton Williston

If to the Company:	Elate Group, Inc.
305 Broadway, Floor 7
New York, NY 10007
	Email:	kbritt@elatemoving.com
	Attention:	Kevin Britt

with a copy to:	Buchalter, a Professional Corporation
1000 Wilshire Boulevard, Suite 1500
Los Angeles, California 90017
	Email:	phogan@buchalter.com
	Attention:	Peter V. Hogan

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others in accordance with this Section 9.01.

Section 9.02Successors. This Agreement shall inure solely to the benefit of and be binding upon the Underwriter, the Company and the other indemnified parties referred to in Article VI and Article VII hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from the Underwriter merely by reason of such purchase.

Section 9.03Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 9.04Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

Section 9.05Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 9.06Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

Section 9.07No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, stockholders, members, partners, creditors or employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the full extent permitted by applicable law, any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

Section 9.08Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

Section 9.09Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Underwriter with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus, each Testing-the-Waters Communication and each Road Show, the purchase and sale of the Shares and the conduct of the offering contemplated hereby.

Section 9.10Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

Section 9.11Section Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 9.12Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.13Recognition of the U.S. Special Resolution Regimes.

(a)In the event that the Underwriter  is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT 1.1

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
ELATE GROUP, INC.

By
Name:	Kevin Britt
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

AEGIS CAPITAL CORP.

By:
Name:	Robert Eide
Title:	Chief Executive Officer

SCHEDULE I

Closing Securities

Underwriter	Number of Closing Units to Be Purchased	Number of Option Securities to Be Purchased if the Maximum Over-Allotment Option Is Exercised
Aegis Capital Corp.	[3,000,000]	[1,350,000]
Total:	[3,000,000]	[1,350,000]

SCHEDULE II

Pricing Disclosure Package

Number of Closing Units:		[●]
● Number of Closing Common Units		[●]
● Number of Closing Pre-funded Units		[●]
Number of Option Shares:		[●]
Number of Option Warrants:		[●]
Number of Underwriter’s Warrants:		[●]
Public Offering Price per Closing Common Unit:	$	[●]
Public Offering Price per Closing Pre-funded Unit:	$	[●]
Exercise Price per Pre-Funded Warrant:		$0.001
Exercise Price per Warrant per whole share:	$	[●]
Exercise Price of Underwriter’s Warrant:	$	[●]
Public Price per Option Share:	$	[●]
Public Price per Option Pre-Funded Warrant:	$	[●]
Price per Option Warrant:		$0.01
Underwriting Discount per Closing Common Unit:	$	[●]
Underwriting Discount per Closing Pre-funded Unit:	$	[●]
Underwriting Discount per Option Share:	$	[●]
Underwriting Discount per Option Pre-funded Warrant:	$	[●]
Non-accountable expense allowance per Common Unit and per Pre-funded Unit:	$	[●]

SCHEDULE III

Subsidiaries

Subsidiary	Jurisdiction of Organization
Elate Moving, LLC	Delaware

EXHIBIT A

Form of Lock-Up Agreement

_____, 2022

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor
New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that Aegis Capital Corp. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Elate Group, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Shares”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the effective date of the Registration Statement on Form S-1 relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period; (f) the receipt by the undersigned from the Company of Common Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Common Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer or withholding of Common Shares or any securities convertible into Common Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (i) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (j) the transfer of Lock- Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (j) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” securities that the undersigned may purchase in the Public Offering; (ii) the Underwriter agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by September 14, 2020 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

 EXHIBIT B

Form of Lock-Up Waiver

EXHIBIT C

Form of Lock-Up Waiver Press Release

[COMPANY]

[Date]

[COMPANY] (the “Company”) announced today that Aegis Capital Corp., acting as the Underwriter in the Company’s recent public offering of shares of the Company’s Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

Certificate of the Company’s Chief Financial Officer

EXHIBIT E

Opinion and Negative Assurance Letter of Counsel to the Company

EXHIBIT F

Form of Warrant Agent Agreement